As filed with the Securities and Exchange Commission on January 26, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

JOUNCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	45-4870634
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1030 Massachusetts Avenue

Cambridge, MA 02138

(857) 259-3840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Murray, Ph.D.

Chief Executive Officer and President

1030 Massachusetts Avenue

Cambridge, MA 02138

(857) 259-3840

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Ryan S. Sansom, Esq. Caitlin L. Murray, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Anna L. Barry, Ph.D., Esq. Senior Vice President, Legal and Secretary Jounce Therapeutics, Inc. 1030 Massachusetts Avenue Cambridge, MA 02138 (857) 259-3840	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-215372

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	1,155,750	$16.00	$18,492,000	$2,144

(1) Represents only the additional number of shares being registered and includes 150,750 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-215372).

(2) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $92,460,000 on a Registration Statement on Form S-1 (File No. 333-215372), which was declared effective by the Securities and Exchange Commission on January 26, 2017. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,492,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Jounce Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-215372), which was declared effective by the Commission on January 26, 2017, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 26th day of January, 2017.

JOUNCE THERAPEUTICS, INC.

By:	/s/ Richard Murray
Richard Murray
President and chief executive officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Richard Murray	President, chief executive officer and director	January 26, 2017
Richard Murray, Ph.D.	(principal executive officer)

/s/ Kim C. Drapkin	Treasurer and chief financial officer	January 26, 2017
Kim C. Drapkin, CPA	(principal financial and accounting officer)

*	Chairman of the board of directors
Perry A. Karsen		January 26, 2017

*	Director
Barbara Duncan		January 26, 2017

*	Director
Cary G. Pfeffer, M.D.		January 26, 2017

*	Director
J. Duncan Higgons		January 26, 2017

*	Director
Robert Kamen, Ph.D.		January 26, 2017

*	Director
Robert Tepper, M.D.		January 26, 2017

*  Pursuant to Power of Attorney

By:	/s/ Richard Murray
Richard Murray Attorney in Fact

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EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*                      Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-215372), originally filed with the Securities and Exchange Commission on December 30, 2016 and incorporated by reference herein.

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